Exhibit 10.63

ONCTERNAL THERAPEUTICS, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of May 9, 2018, by and between ONCTERNAL THERAPEUTICS, INC., a Delaware corporation (the “Company”) and Charles Theuer, M.D., Ph.D. (the “Purchaser”).

The parties agree as follows:

1.    Issuance of Stock. The Company hereby agrees to issue to the Purchaser an aggregate of Two Hundred Thousand (200,000) shares of the Company’s Common Stock (par value $0.0001 per share) (the “Shares”), in consideration of past or future services to the Company by the Purchaser.

2.    Repurchase Option. In the event of any voluntary or involuntary termination of the services of the Purchaser to the Company for any or no reason before all of the Shares are released from the Company’s Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of ninety (90) days from such date to repurchase all or any portion of the Unreleased Shares (as defined below in Section 3) at such time (the “Repurchase Option”) at a purchase price of $0.0001 per share (the “Repurchase Price”). The Repurchase Option shall be exercisable by the Company by written notice to the Purchaser or the Purchaser’s executor and shall be exercisable by delivery to the Purchaser or the Purchaser’s executor of cash, check or wire transfer in an amount equal to the Repurchase Price times the number of Shares to be repurchased (the “Aggregate Repurchase Price”). Upon delivery of such notice and the payment of the Aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. The Repurchase Option set forth in this Section 2 may be assigned by the Company in whole or in part in its sole and unfettered discretion.

3.    Release of Shares From Repurchase Option.

(a)    The Shares shall be released from the Company’s Repurchase Option pursuant to the following schedule:

100% of the Shares (the “Restricted Shares”) shall be subject to the Repurchase Option. 1/4th of the Restricted Shares shall be released from the Repurchase Option on the one (1) year anniversary of May 9, 2018 (the “Vesting Commencement Date”) and 1/48th of the Restricted Shares shall be released from the Repurchase Option on each monthly anniversary following the one (1) year anniversary of the Vesting Commencement Date such that all of the Restricted Shares shall be released from the Repurchase Option on the fourth (4th) year anniversary of the Vesting Commencement Date, subject to the Purchaser’s continuous employment or service to the Company on each such vesting date.

Any of the Shares which, from time to time, have not yet been released from the Repurchase Option are referred to herein as “Unreleased Shares.” The number of Shares released each month from the Repurchase Option shall be rounded down to the next whole number of Shares, except in the last month of the fourth (4th) year period when all Unreleased Shares shall be released from the Repurchase Option.

(b)    Subject to Section 6, the Shares which have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser’s request.

4.    Restriction on Transfer. Except for the escrow described below in Section 6, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner until the release of such Shares from the Repurchase Option in accordance with the provisions of this Agreement.

5.    Marital Dissolution or Legal Separation.

(a)    Notwithstanding anything in this Agreement to the contrary, in connection with the dissolution of the Purchaser’s marriage or the legal separation of the Purchaser and the Purchaser’s spouse, the Company shall have the right (the “Special Purchase Right”), if applicable, to purchase from the Purchaser’s spouse, in accordance with the provisions of this Section 5, all or any portion of the Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

(b)    The Purchaser shall promptly provide the Company with written notice (the “Dissolution Notice”) of (i) the entry of any judicial decree or order resolving the property rights of the Purchaser and the Purchaser’s spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree or order of dissolution or contract or agreement between the Purchaser and the Purchaser’s spouse which provides for the award to the spouse of one or more Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

(c)    The Special Purchase Right shall be exercisable by delivery of written notice (the “Purchase Notice”) to the Purchaser and the Purchaser’s spouse within forty-five (45) days after the Company’s receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of Shares to be purchased by the Company, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than fifteen (15) business days, after the date of the Purchase Notice) and the fair market value to be paid for such Shares. The Purchaser (or the Purchaser’s spouse, to the extent such spouse has physical possession of the Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Company the certificates representing the shares to be purchased. The Company shall, concurrently with the receipt of the stock certificates, pay to the Purchaser’s spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

(d)    If the Purchaser’s spouse does not agree with the fair market value specified for the Shares in the Purchase Notice, then the spouse shall promptly notify the Company in writing of such disagreement and the fair market value of such Shares shall thereupon be determined by an appraiser of recognized standing selected by the Company and the spouse. If they cannot agree on an appraiser within fifteen (15) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two (2) appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Company and the Purchaser’s spouse. The closing shall then be held on the fifteenth (15th) business day following the completion of such appraisal; provided, however, that if the appraised value is more than twenty-five percent (25%) greater than the fair market value specified for the Shares in the Purchase Notice, the Company shall have the right, exercisable prior to the expiration of such fifteen (15) business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the Shares awarded to the spouse.

(e)    The Special Purchase Right shall lapse upon the earlier to occur of (i) the lapse of the Repurchase Option or (ii) the expiration of the exercise period specified in this Section 5, to the extent the Special Purchase Right is not timely exercised in accordance with such this Section 5.

6.    Escrow of Shares. Pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit A, the Shares issued under this Agreement shall be held by the Escrow Agent (as defined in such Joint Escrow Instructions) along with a stock assignment executed by the Purchaser in blank in the form attached hereto as Exhibit B. Notwithstanding the monthly vesting set forth in Section 3 above, neither the Company nor the Escrow Agent shall be required to release or issue certificates evidencing the Shares to the Purchaser more frequently than twice in any calendar year.

7.    Investment Representations. In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

(a)    The Shares to be purchased by the Purchaser hereunder will be acquired for investment for the Purchaser’s own account and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)    The Purchaser has received or has had full access to all the information the Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Shares.

(c)    The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser: (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Purchaser is able to fend for itself, can bear the economic risk of the Purchaser’s investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Shares and protecting its investment; and/or (ii) has a preexisting business relationship with the Company and/or certain of its other officers, directors or controlling persons of a nature and duration that enables the Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

(d)    The Purchaser has not been solicited to offer to purchase or to purchase any Shares by means of any general solicitation or advertising within the meaning of Regulation D promulgated under the Securities Act (“Regulation D”).

(e)    The Purchaser is not a person of the type described in Section 506(d) of Regulation D that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D.

(f)    The Purchaser understands that the Shares are characterized as “restricted securities” under the Securities Act, in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser represents that it is familiar with Rule 144 of the Securities and Exchange Commission and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the securities sold hereunder.

8.    Stock Certificate Legends; Other Restrictions.

(a)    The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

i.    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.

ii.    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION, A COPY OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION.

iii.    Any legend required by any applicable state securities laws.

(b)    The Purchaser further acknowledges that it is a condition to the issuance of the Shares to the Purchaser that the Purchaser agrees to be bound by the terms and conditions of, and become a party to, any stockholders’, voting or similar agreements of the Company, as required by the terms of such agreements. The Purchaser hereby agrees to be so bound and to execute any additional documents as may be deemed necessary or advisable by the Company in order to effectuate the foregoing agreements.

9.    Market Stand-Off Agreement. The Purchaser hereby agrees, if so requested by the managing underwriters or the Company in connection with the initial public offering of the Company’s Common Stock, that, without the prior written consent of such managing underwriters, the Purchaser will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Purchaser or beneficially owned by the Purchaser in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company’s initial public offering.

10.    Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

11.    Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted the Purchaser the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement, and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to its repurchase option. In the event the Company has registered under the Exchange Act, “restriction” with respect to officers, directors and 10% shareholders also means the period after the purchase of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company’s repurchase option or 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

12.    California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

13.    General Provisions.

(a)    This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified or amended in writing signed by both parties.

(b)    Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c)    The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

(d)    Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e)    The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f)    THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE REPURCHASE OPTION PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY THE CONTINUING SERVICE OF THE PURCHASER TO THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE REPURCHASE OPTION

SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT OF THE PURCHASER AS A SERVICE PROVIDER FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S RIGHT TO TERMINATE THE PURCHASER’S SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

(g)    The Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

COMPANY:		PURCHASER:

ONCTERNAL THERAPEUTICS, INC., a Delaware Corporation		CHARLES THEUER, M.D., PH.D.

By:	/s/ James B. Breitmeyer	/s/ Charles Theuer
Name: James B. Breitmeyer, M.D., Ph.D.
Title: Chief Executive Officer

Address: 3525 Del Mar Heights Rd., #821 San Diego, CA 92130		Address: 1019 Oliver Avenue San Diego, CA 92109

CONSENT OF SPOUSE

I,                                 , spouse of Charles Theuer, M.D., Ph.D., have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Oncternal Therapeutics, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: May 9, 2018

Signature

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

May 9, 2018

Oncternal Therapeutics, Inc.

Attention: Secretary

Ladies and Gentlemen:

As escrow agent (the “Escrow Agent”) for both Oncternal Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), in accordance with the following instructions:

1.    In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s Repurchase Option as defined in the Agreement), the Company shall give to the Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. The Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.    At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s repurchase option.

3.    The Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Purchaser does hereby irrevocably constitute and appoint you as the Purchaser’s attorney-in-fact and agent for the term of this Escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of the Agreement and of this Escrow Agreement, the Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4.    Upon written request of the Purchaser, but no more than twice per calendar year, unless the Company’s repurchase option has been exercised, you will deliver to the Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s repurchase option. Within 90 days after cessation of the Purchaser’s continuous employment by and/or service to the Company, or any parent or subsidiary of the Company, you will deliver to the Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s repurchase option.

5.    If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to the Purchaser, you shall deliver all of the same to the Purchaser and shall be discharged of all further obligations hereunder.

6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.    You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.    You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Oncternal Therapeutics, Inc.
3525 Del Mar Heights Rd., #821
San Diego, CA 92130
Attention: Secretary

PURCHASER	At the address listed after his or her signature.

ESCROW AGENT:	Oncternal Therapeutics, Inc.
3525 Del Mar Heights Rd., #821
San Diego, CA 92130
Attention: Secretary

16.    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.    These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

Very truly yours,

ONCTERNAL THERAPEUTICS, INC.

By:	/s/ James B. Breitmeyer
Name: James B. Breitmeyer, M.D., Ph.D.
Title: Chief Executive Officer

PURCHASER:

CHARLES THEUER, M.D., PH.D.

/s/ Charles Theuer
Address: 1019 Oliver Avenue San Diego, CA 92109

ESCROW AGENT:

ONCTERNAL THERAPEUTICS, INC.

By:	/s/ Richard G. Vincent
Name: Richard G. Vincent
Title: Secretary

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, the undersigned, hereby sell, assign and transfer unto                                 ,                                  shares of the Common Stock of Oncternal Therapeutics, Inc. standing in my name of the books of said corporation represented by Certificate No.                  herewith and do hereby irrevocably constitute and appoint Oncternal Therapeutics, Inc., to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate, may be used only in accordance with the Restricted Stock Purchase Agreement between Oncternal Therapeutics, Inc. and the undersigned dated as of May 9, 2018.

Dated:                                                  , 201

CHARLES THEUER, M.D., PH.D.

By:	/s/ Charles Theuer

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “Repurchase Option,” as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of Oncternal Therapeutics, Inc., a Delaware corporation (the “Company”).

1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

CHARLES THEUER, M.D., PH.D.

SSN: - -

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN: - -

Description of the property with respect to which the election is being made:

200,000 shares of Common Stock of the Company.

2.	The date on which the property was transferred was May 9, 2018. The taxable year to which this election relates is calendar year 2018.

3.	Nature of restrictions to which the property is subject:

The Shares are subject to repurchase at their original purchase price if unvested as of the date of termination of employment, directorship or consultancy with the Company.

4.	The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $0.05 per share.

5.	The amount paid by the taxpayer for Shares was $0.00 per share.

6.	A copy of this statement has been furnished to the Company.

Dated:	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated:	Spouse’s Signature